Exhibit 99

Patterson Companies Reports Improved Second Quarter Operating Results

St. Paul, MN—November 21, 2007—Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated sales of $741,992,000 for the second quarter of fiscal 2008 ended October 27, an increase of 7% from $694,273,000 in the year-earlier quarter. Net income came to $53,741,000 or $0.39 per diluted share, up 11% from $48,237,000 or $0.35 per diluted share in the second quarter of fiscal 2007.

Second quarter earnings benefited from an increase in the dental gross margin and further strengthening of the consolidated operating expense ratio, reflecting improvements in Patterson’s cost structure that have been achieved by consolidating distribution facilities and other functions at the corporate level. Revenues for this period were adversely affected by below-plan sales of dental equipment and software.

Sales of Patterson Dental, Patterson’s largest business, increased 4% to $534,505,000 in this year’s second quarter.

•	Sales of consumable dental supplies and printed office products increased 7%.

•

Sales of dental equipment declined 2% in the second quarter. Sales of CEREC 3D® dental restorative systems, which were only modestly lower year-over-year, benefited from solid demand for the next-generation crown milling chamber that is sold both as an upgrade for existing installations and as an option on new system sales. Sales of basic dental equipment also were down slightly in the second quarter.

•	Sales of other services and products, consisting primarily of technical service parts and labor, software support services and artificial teeth increased 13% in the second quarter.

Sales of the Webster Veterinary unit increased 14% in the second quarter of fiscal 2008 to $108,924,000. Sales of Patterson Medical, Patterson’s rehabilitation supply and equipment unit, rose 14% to $98,563,000, which included contributions from the eight branch offices that have been opened during the past year.

James W. Wiltz, president and chief executive officer, commented: “Patterson Dental recorded a mixed performance in this year’s second quarter, but on balance, we are disappointed with the overall results of this unit. Sales of consumable dental supplies were solid during this period, but sales of dental equipment and software fell short of forecasted levels. Sales growth of Patterson’s veterinary business remained strong in the quarter, and the positive outlook for this unit is reinforced by the anticipated impact of two important flea and tick medications that were introduced late in the second quarter. We also are encouraged by the initial results of Patterson Medical’s branch office strategy, which is making a solid contribution to the growth of our rehabilitation business. The recent acquisition of a developer of industry-leading practice management software for physical therapists, while not expected to have an immediate impact on Patterson Medical’s sales growth, should further strengthen the full-service, value-added business platform of our rehabilitation unit.”

Wiltz continued: “We are cautious about the near-term outlook of our equipment business, since it appears that certain economic and industry conditions may be causing some customers to temporarily delay new capital investments in their practices. Given this uncertainty, we are forecasting earnings of $0.44 to $0.46 per diluted share for the third quarter of fiscal 2008 ending January 26, 2008. We also are reducing our full-year fiscal 2008 guidance to $1.68 to $1.72 per diluted share from the previously-issued guidance of $1.73 to $1.77.”

About Patterson Companies, Inc.

Patterson Companies, Inc. is a value-added distributor serving the dental, companion-pet veterinarian and rehabilitation supply markets.

Dental Market

As Patterson’s largest business, Patterson Dental provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Veterinary Market

Webster Veterinary is the nation’s second largest distributor of consumable veterinary supplies, equipment and software, diagnostic products, vaccines and pharmaceuticals to companion-pet veterinary clinics.

Rehabilitation Market

Patterson Medical is the world’s leading distributor of rehabilitation supplies and non-wheelchair assistive patient products to the physical and occupational therapy markets. The unit’s global customer base includes hospitals, long-term care facilities, clinics and dealers.

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This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. The Company cautions shareholders and prospective investors that the following factors, among others, may cause actual results to differ materially from those indicated by the forward-looking statements: competition within the dental, veterinary, and rehabilitative and assistive living supply industries; changes in the economics of dentistry, including reduced growth in expenditures by private dental insurance plans, the effects of economic conditions and the effects of healthcare reform, which may affect future per capita expenditures for dental services and the ability and willingness of dentists to invest in high-technology products; the effects of healthcare related legislation and regulation which may affect expenditures or reimbursements for rehabilitative and assistive products; changes in the economics of the veterinary supply market, including reduced growth in per capita expenditures for veterinary services and reduced growth in the number of households owning pets; the ability of the Company to maintain satisfactory relationships with its sales force; unforeseen operating risks; risks associated with the dependence on manufacturers of the Company’s products; and the ability of the Company to successfully integrate the recent acquisitions into its existing business. Forward-looking statements are qualified in their entirety by the cautionary language set forth in the Company’s filings with the Securities and Exchange Commission.

For additional information contact:

R. Stephen Armstrong	Richard G. Cinquina
Executive Vice President & CFO	Equity Market Partners
651/686-1600	904/415-1415

Second Quarter Conference Call and Replay

Patterson’s second quarter earnings conference call will start at 10:00 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. Listeners should go to this website at least 15 minutes prior to the call to download and install any necessary audio software. The conference call will be archived on Patterson’s web site. A replay of the second quarter conference call can be heard through November 28, 2007 by dialing 1-303-590-3000 and providing the 11102301 confirmation code.

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except for earnings per share)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 27, 2007	October 28, 2006	October 27, 2007	October 28, 2006
Net sales	$741,992	$694,273	$1,443,395	$1,349,761
Gross profit	252,299	235,629	489,433	458,043
Operating expenses	166,686	157,608	328,613	311,485

Operating income	85,613	78,021	160,820	146,558
Other income (expense), net	755	(1,502)	1,360	(3,343)

Income before taxes	86,368	76,519	162,180	143,215
Income taxes	32,627	28,282	60,895	53,394

Net income	$53,741	$48,237	$101,285	$89,821

Earnings per share:
Basic	$0.40	$0.35	$0.75	$0.65
Diluted	$0.39	$0.35	$0.74	$0.65

Shares:
Basic	135,907	137,757	135,846	137,983
Diluted	136,923	138,728	136,834	138,948

Gross margin	34.0%	33.9%	33.9%	33.9%
Operating expenses as a % of net sales	22.5%	22.7%	22.8%	23.1%
Operating income as a % of net sales	11.5%	11.2%	11.1%	10.8%
Effective tax rate	37.8%	37.0%	37.5%	37.3%
Return on net sales	7.2%	6.9%	7.0%	6.7%

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PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	October 27, 2007	April 28, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$345,142	$241,791
Receivables, net	348,346	361,401
Inventory	280,444	250,207
Prepaid expenses and other current assets	37,640	33,091

Total current assets	1,011,572	886,490

Property and equipment, net	132,391	131,952
Goodwill and other intangible assets	772,844	762,930
Other	158,119	158,948

Total Assets	$2,074,926	$1,940,320

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$181,774	$182,761
Other accrued liabilities	133,976	144,694
Current maturities of long-term debt	50,008	50,014

Total current liabilities	365,758	377,469

Long-term debt	130,069	130,010
Other non-current liabilities	67,532	53,627

Total liabilities	563,359	561,106

Stockholders’ equity	1,511,567	1,379,214

Total Liabilities and Stockholders’ Equity	$2,074,926	$1,940,320

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PATTERSON COMPANIES, INC.

SUPPLEMENTARY FINANCIAL DATA

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 27, 2007	October 28, 2006	October 27, 2007	October 28, 2006
Consolidated Net Sales
Consumable and printed products	$480,023	$440,394	$943,564	$874,209
Equipment and software	200,029	198,575	380,889	368,020
Other	61,940	55,304	118,942	107,532

Total	$741,992	$694,273	$1,443,395	$1,349,761

Dental Supply
Consumable and printed products	$310,130	$289,892	$605,537	$569,309
Equipment and software	168,989	173,252	321,722	320,250
Other	55,386	49,056	106,973	95,350

Total	$534,505	$512,200	$1,034,232	$984,909

Rehabilitation Supply
Consumable and printed products	$69,796	$63,941	$136,118	$125,727
Equipment	23,919	18,575	45,094	35,721
Other	4,848	4,195	8,613	7,928

Total	$98,563	$86,711	$189,825	$169,376

Veterinary Supply
Consumable and printed products	$100,097	$86,561	$201,909	$179,173
Equipment and software	7,121	6,748	14,073	12,049
Other	1,706	2,053	3,356	4,254

Total	$108,924	$95,362	$219,338	$195,476

Other Income (Expense), net
Interest income	$2,710	$2,120	$5,058	$4,067
Interest expense	(2,599)	(3,830)	(5,096)	(7,636)
Other	644	208	1,398	226

	$755	$(1,502)	$1,360	$(3,343)

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PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Six Months Ended
	October 27, 2007	October 28, 2006
Operating activities:
Net income	$101,285	$89,821
Depreciation & amortization	12,324	12,856
Share-based compensation	3,978	4,065
Change in assets and liabilities, net of acquired	(8,748)	(24,267)

Net cash provided by operating activities	108,839	82,475

Investing activities:
Additions to property and equipment, net of disposals	(9,180)	(9,726)
Acquisitions	(11,539)	(8,665)

Net cash used in investing activities	(20,719)	(18,391)
Net cash provided by (used in) financing activities	7,111	(106,811)
Effect of exchange rate changes on cash	8,147	(107)

Net increase (decrease) in cash and cash equivalents	$103,378	$(42,834)